Exhibit 10.15

AMENDMENT NO. 1

TO

CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this "Amendment") is executed as of November 7, 2013, by Epazz, Inc., an Illinois corporation (the “Maker”); and ASHER ENTERPRISES, INC., a Delaware corporation, or its assigns ("Holder") to amend the Convertible Promissory Note dated August 19, 2013 between those parties (the "Note").

The Maker and the Holder desire to amend the Note and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Note.

2. Section 1.2(a) of the Note shall be deleted and the following shall be substituted therefore:

Calculation of Conversion Price. The Conversion Price shall be the greater of: (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 59% multiplied by the Market Price (as defined herein)(representing a discount rate of 41%). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Fixed Conversion Price” shall mean $0.00005.

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3. Section 1.6(d) of the Note shall be deleted and the following heading and language shall be substituted therefore:

Adjustment Due to Dilutive Issuance. [INTENTIONALLY DELETED].

4. Section 1.6(e) of the Note shall be deleted and the following heading and language shall be substituted therefore:

Purchase Rights. [INTENTIONALLY DELETED].

5. The last sentence of Section 1.7 of the Note shall be deleted and replaced with the following:

Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, the liquidated damages that will be due is the amount of unconverted principal and Default Interest accrued through the date of conversion.

6. Section 3.8 of the Note shall be deleted and the following heading and language shall be substituted therefore:

The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the OTCQB tier maintained by OTC Markets Group, Inc. (“OTCQB”), the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange, or the Common Stock of the Borrower shall fail to be traded on the Pink Sheets.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

8. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

9. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

10. Integration. Except as specifically set forth by this Amendment No. 1, the rest and remainder of the terms and conditions of the Note shall remain in full force and effect without change or modification with the same force and effect as if more fully set forth here at.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

Epazz, Inc.

By: _______________________________

Shaun Passley

Chief Executive Officer

ASHER ENTERPRISES, INC.

By:_________________________________

Name: Curt Kramer

Title: President

1 Linden Pl., Suite 207

Great Neck, NY. 11021

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